                                                                    EXHIBIT 99.1

                         [DELOITTE & TOUCHE LETTERHEAD]

December 24, 2001

U.S. Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re:  Atchison Casting Corporation 401(k) Plan (the "Plan")

This letter is written in response to the requirement of Rule 12b-25(c) under the Securities Exchange Act of 1934 and in satisfaction of item (c) of Part II of Form 12b-25.

We are the independent auditors of the Plan. Atchison Casting Corporation, on behalf of the Plan, has stated in Part III of its filing on Form 12b-25 that the
Plan is unable to timely file, without unreasonable effort or expense, a Form
11-K for the fiscal year ended June 30, 2001 because we did not timely receive certain information necessary to complete our audit.

We hereby advise you that we have read the statements made by Atchison Casting
Corporation, on behalf of the Plan, in Part III of its filing on Form 12b-25 for the fiscal year ended June 30, 2001 and agree with the statements made therein as they relate to accounting and auditing matters.

Very truly yours,

/s/ Deloitte & Touche LLP
Kansas City, Missouri
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